UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                      Date of Report: September 20, 2005


                        RECKSON ASSOCIATES REALTY CORP.
                                      and
                      RECKSON OPERATING PARTNERSHIP, L.P.
          (Exact name of each Registrant as specified in its Charter)


              Reckson Associates Realty Corp. - Maryland                           Reckson Associates Realty Corp. -
            Reckson Operating Partnership, L.P. - Delaware                                    11-3233650
    (State or other jurisdiction of incorporation or organization)               Reckson Operating Partnership, L.P. -
                                                                                              11-3233647
                                                                                       (IRS Employer ID Number)
                       225 Broadhollow Road                                                      11747
                        Melville, New York                                                    (Zip Code)
             (Address of principal executive offices)


                                    1-13762
                           (Commission File Number)

                                (631) 694-6900
             (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

1. Tranche I Closing of Reckson New York Property Trust
   ----------------------------------------------------

     As described in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2005, Reckson Associates Realty Corp. ("Reckson") entered into (i) an underwriting agreement relating to the public offering in Australia of approximately A$263 million (approximately US$202 million) of units ("LPT Units") in a newly-formed Reckson-sponsored Australian listed property trust, Reckson New York Property Trust ("Reckson LPT"), to be traded on the Australian Stock Exchange and (ii) contribution and sale agreements pursuant to which, among other things, Reckson will transfer 25 of its properties at a purchase price of approximately US$563 million, in three separate tranches, to Reckson Australia Operating Company LLC (the "Joint Venture"), a newly-formed joint venture, in exchange for a 25% interest in the Joint Venture and approximately US$502 million in cash (inclusive of proceeds from mortgage debt). On September 21, 2005, Reckson LPT completed its public offering and the tranche I closing of this transaction.

     In the tranche I closing, the Joint Venture purchased from Reckson 17 properties containing approximately 2.0 million square feet for a purchase price of approximately US$367 million (including the assumption of approximately US$196 million in mortgage debt which had been incurred by subsidiaries of Reckson Operating Partnership, L.P. (the "Operating Partnership") in August 2005). In return, Reckson received a 25% interest in the Joint Venture and approximately US$128 million in cash. A list of the properties contributed to the Joint Venture in the tranche I closing is contained in Reckson's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2005.

     Joint Venture Operating Agreement. In connection with the foregoing, on September 21, 2005, Reckson Australia Holdings LLC ("Reckson Holdings"), a wholly-owned subsidiary of the Operating Partnership, and Reckson Australia LPT Corporation ("LPT REIT"), a U.S. real estate investment trust the common stock of which is wholly-owned by Reckson LPT, entered into the Amended and Restated Limited Liability Company Agreement governing the Joint Venture (the "Operating Agreement"). Pursuant to the Operating Agreement, LPT REIT holds a 75% interest in, and acts as the managing member for, the Joint Venture, and Reckson Holdings holds a 25% non-managing member interest therein. The Operating Agreement provides that, if at any time additional capital contributions are made to the Joint Venture, Reckson Holdings will have a right to make additional capital contributions up to an amount necessary to maintain its 25% interest therein on the same terms and conditions as such other capital contributions.

     As the managing member of the Joint Venture, LPT REIT has the sole responsibility for managing its business and affairs on a day-to-day basis, other than with respect to certain identified "major decisions," including but not limited to a merger or consolidation involving the Joint Venture, a disposition of all or substantially all of its assets, or the liquidation or dissolution of the Joint Venture. Such major decisions require the prior written consent of a majority of the non-managing members.

     Affiliates of Reckson will provide asset management, property management, leasing, construction and other services to the Joint Venture and affiliates of Reckson will be entitled to transaction fees and ongoing fees relating to the Joint Venture.

     Under the Operating Agreement, Reckson Holdings will have a right, beginning September 21, 2007, to require LPT REIT to redeem all or a portion of Reckson Holdings'


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membership interest in the Joint Venture for cash or, at LPT REIT's option, shares of LPT REIT's common stock (which may be exchanged for LPT Units) on a one-for-one basis. Reckson Holdings also has a right to cause the liquidation of the Joint Venture in the event that a Reckson affiliate is replaced as Reckson LPT's "Responsible Entity." In addition, the Operating Agreement contains a right of first refusal granting Reckson Holdings the right to acquire any asset of the Joint Venture, at fair market value, in the event of an attempted sale of such asset or the exercise of Reckson Holdings' right to liquidate the Joint Venture.

     A copy of the Operating Agreement has been filed as Exhibit 10.1 hereto.

     Option Agreement. In connection with the tranche I closing, on September 21, 2005 the Operating Partnership, the Joint Venture and LPT REIT entered into an Option Agreement (the "Option Agreement") pursuant to which the Operating Partnership granted the Joint Venture options to acquire ten additional properties containing an aggregate of approximately 1.2 million square feet over a two year period, beginning January 1, 2006, at a price based upon the fair market value at the time of transfer to the Joint Venture. The Option Agreement contains a right of first refusal granting the Joint Venture the right to acquire any option property in the event the Operating Partnership receives, and is amenable to, an offer from a third party to purchase such option property. The Option Agreement will terminate under certain circumstances, including if (i) the Joint Venture sends notice of its intent to exercise its option but fails to close as obligated, (ii) the Joint Venture is in default under the Option Agreement, the contribution agreement or the sale agreement or (iii) a Reckson affiliate is no longer the Responsible Entity of Reckson LPT. A copy of the Option Agreement has been filed as Exhibit 10.2 hereto.

                                --------------

     Additional information concerning this transaction is contained in Reckson's Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 26, 2005, August 18, 2005 and September 1, 2005, respectively. Moreover, information concerning Reckson LPT and the Joint Venture soon will be available on an ongoing basis through a link on Reckson's website at www.reckson.com. The information contained on Reckson's website is not part of this Current Report on Form 8-K and is not incorporated herein by reference.

2.   Extension of Employment Agreements
     ----------------------------------

     On September 27, 2005, Reckson entered into agreements with each of Scott Rechler, President and Chief Executive Officer of Reckson, Michael Maturo, Executive Vice President and Chief Financial Officer of Reckson, and Jason Barnett, Executive Vice President and General Counsel of Reckson, pursuant to which the terms of such officers' employment and noncompetition agreements were extended in all respects through December 31, 2005. A copy of the agreement with Mr. Rechler has been filed as Exhibit 10.3 hereto.

Item 8.01. Other Events

     Approval of Settlement. On September 20, 2005, Judge Evelyn Omega Cannon of the Circuit Court for Baltimore City signed an Order and Final Judgment approving the Stipulation of Settlement, dated March 14, 2005, resolving the shareholder derivative actions in connection with the disposition of Reckson's industrial portfolio previously described under "Part I, Item 3.


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

Legal Proceedings" in Reckson's Annual Report on Form 10-K for the year ended December 31, 2004, and under "Item 8.01. Other Events" in Current Reports on Form 8-K filed by Reckson on April 4, 2005 and June 27, 2005. The Stipulation of Settlement includes various changes to Reckson's corporate governance policies to provide for an Affiliate Transaction Committee and to require that Reckson's Board of Directors be comprised of at least two-thirds independent directors (as defined in Reckson's Corporate Governance Guidelines), as well as certain other matters, and provides for the payment of plaintiffs' counsel's fees and expenses of $2.15 million. Although Reckson believes such payment is covered by insurance subject to a $500,000 deductible, it is currently in discussions with its carrier concerning such coverage. Pursuant to the terms of the Stipulation of Settlement, the parties to the shareholder derivative litigation intend to seek the dismissal of the actions filed in New York federal and state court.

Item 9.01. Financial Statements and Exhibits

     (c)  Exhibits

     10.1 Amended and Restated Limited Liability Company Agreement, dated as of September 21, 2005, by and between Reckson Australia Holdings LLC and Reckson Australia LPT Corporation

     10.2 Option Agreement, dated as of September 21, 2005, by and between Reckson Operating Partnership, L.P., Reckson Australia Operating Company LLC and Reckson Australia LPT Corporation

     10.3 Agreement for Extension of Employment and Noncompetition Agreement, dated as of September 27, 2005, by and between Reckson Associates Realty Corp. and Scott Rechler*




---------------------------
* Each of Michael Maturo and Jason Barnett has entered into an Agreement for Extension of Employment and Noncompetition Agreement, dated as of September 27, 2005, with Reckson. These agreements are identical in all material respects to the Agreement for Extension of Employment and Noncompetition Agreement for Scott Rechler filed herewith.


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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    RECKSON ASSOCIATES REALTY CORP.


                                    By:    /s/ Michael Maturo
                                       ----------------------------------
                                       Michael Maturo
                                       Executive Vice President
                                       and Chief Financial Officer


                                    RECKSON OPERATING PARTNERSHIP, L.P.

                                    By: Reckson Associates Realty Corp.,
                                        its General Partner


                                    By:    /s/ Michael Maturo
                                       ----------------------------------
                                       Michael Maturo
                                       Executive Vice President
                                       and Chief Financial Officer


Date: September 27, 2005



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